UNITED STATES
SECURITIES AND EXCHANGE
COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 17, 2009

MULTICELL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-10221	52-1412493
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

68 Cumberland Street, Suite 301
Woonsocket, Island 02895
 (Address of principal executive offices, including zip code)

(401) 762-0045
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry Into a Material Definitive Agreement.

On March 17 2009, MultiCell Technologies, Inc. (“MultiCell”) executed Cooperative Research and Product Development Agreement (the “Agreement”) with Maxim Biotech, Inc. (“Maxim”) of Rockville, MD.  Under the terms of the Agreement, Maxim and MultiCell will jointly research and develop products related to the isolation, characterization, differentiation and function of human hepatocyte cells and human liver stem cells.

MultiCell and Maxim plan to develop, manufacture and market a family of reagents and reagent tool kits sold under MultiCell’s brand name which target life science research (“LSR”) application with a particular focus on products used for liver stem-related LSR applications.

Item 8.01          Other Events

On March 19, 2009, MultiCell issued a press release announcing the execution of the Agreement.  A copy of this press release is attached hereto as Exhibit 99.1.  This summary is qualified in its entirety by reference to Exhibit 99.1 to this current report.  The press release and the information therein are being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01          Exhibits

Exhibit No.	Description

10.1*	Cooperative Research and Product Development Agreement between MultiCell Technologies, Inc. and Maxim Biotech, Inc. dated March 17, 2009.
99.1	Press Release dated March 19, 2009.

*
Confidential treatment has been requested with respect to certain portions of this exhibit pursuant to a request for confidential treatment under Rule 24b-2 promulgated under the Exchange Act.  Omitted portions have been filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTICELL TECHNOLOGIES, INC.

By:	/s/ W. Gerald Newmin
W. Gerald Newmin Chief Executive Officer, Chief Financial Officer

Date:  March 19, 2008